Exhibit 3.2

BYLAWS

of

JuQun,

Inc.

 A Corporation incorporated under the laws of the

State of Nevada

1.  Corporate Office and Registered Agent

Corporate Office and Registered Agent.  The board of directors has the power to determine the location of the corporation’s principal place of business and registered office that need not be the same location.  The board of directors also has the power to designate the corporation’s registered agent, who may be an officer or director.

2.  Date and Time of Shareholders Annual Meeting

Date and Time of Shareholders Annual Meeting.  The annual shareholders meeting will be held on the first Monday of May of every year at the corporate offices of the corporation at 10:00o’clock a m.  This meeting is for the purpose of electing directors and for transacting any other necessary business.  If this day is a legal holiday, the meeting will be held on the next day.

3.  Shareholders Special Meetings

Shareholders Special Meetings.  Special meetings of the shareholders may be called at any time and for any purpose.  These meetings may be called by either the president or the board of directors, or upon request of 10% percent of the shareholders of the corporation.  The request for a special meeting must be made in writing that states the time, place, and purpose of the meeting.  The request should be given to the secretary of the corporation who will prepare and send written notice to all shareholders of record who are entitled to vote at the meeting.

4.  Place of Shareholders Meetings

Place of Shareholders Meetings. The board of directors has the power to designate the place for shareholders meetings, unless a waiver of notice of the meeting signed by all shareholders designates the place for the meeting.  If no place is designated, either by the board of directors or all of the shareholders, then the place for the meeting will be the principal office of the corporation.

5.  Notice of Shareholders Meetings

Notice of Shareholders Meetings. Written notice of shareholders meetings must be sent to each shareholder of record entitled to vote at the meeting.  The notice must be sent no less than 10 days nor more than 60 days before the date of the meeting.  The notice should be sent to the shareholder’s address as shown in the corporate stock transfer book.  The notice will include the place, date, and time of the meeting.  Notices for special meetings must also include the purpose of the meeting.  When notices are sent, the secretary of the corporation must prepare an Affidavit of Mailing of Notices.  Shareholders may waive notice of meetings if done in writing, except that attendance at a meeting is considered a waiver of notice of the meeting.

6.  Shareholders Entitled to Notice, to Vote, or to Dividends

Shareholders Entitled to Notice, to Vote, or to Dividends. For the purpose of determining which shareholders are entitled to notice, to vote at meetings, or to receive dividends, the board of directors may order that the corporate stock transfer book be closed for 10 days prior to a meeting or the issuance of a dividend.  The shareholders entitled to receive notice, vote at meetings, or receive dividends are those who are recorded in the stock transfer book upon the closing of the book.  Instead of closing the book, the board of directors may also set a Record Date.  The shareholders recorded in the stock transfer book at the close of business on the Record Date will be entitled to receive notice, vote at meetings, or receive dividends.  A list of shareholders entitled to receive notice, vote at meetings, or receive dividends will be prepared by the secretary when necessary and provided to the officers of the corporation.  Every shareholder who is entitled to receive notice, vote, or receive dividends is also entitled to examine this list and the corporate stock transfer book.

7.  Shareholders Quorum

Shareholders Quorum. A quorum for a shareholders meeting will be a majority of the outstanding shares that are entitled to vote at the meeting, whether in person or represented by proxy.  Once a quorum is present, business may be conducted at the meeting, even if shareholders leave prior to adjournment.

8.  Shareholders Proxies

Shareholders Proxies. At all meetings of shareholders, a shareholder may vote by signed proxy or by power of attorney.  To be valid, a proxy must be filed with the secretary of the corporation prior to the stated time of the meeting.  No proxy may be valid for over one month, unless the proxy specifically states otherwise.  Proxies may always be revocable prior to the meeting for which they are intended.  Attendance at the meeting by a shareholder for which a proxy has been authorized always revokes the proxy.

9.  Shareholders Voting

Voting. Each outstanding share of the corporation that is entitled to vote as shown on the stock transfer book will have one vote.  The vote of the holders of a majority of the shares entitled to vote will be sufficient to decide any matter, unless a greater number is required by the Articles of Incorporation or by state law.  Adjournment shall be by majority vote of those shares entitled to vote.

10.  Shareholders Consent Resolutions

Shareholder Consent Resolutions. Any action that may be taken at a shareholders meeting may be taken instead without a meeting if a resolution is consented to, in writing, by a majority of the  shareholders who would be entitled to vote on the matter.

11.  Powers of the Board of Directors

Powers of the Board of Directors. The affairs of the corporation will be managed by the board of directors. The board of directors will have all powers available under state law, including, but not limited to, the power to appoint and remove officers, agents, and employees; the power to change the offices, registered agent, and registered office of the corporation; the power to issue shares of stock; the power to borrow money on behalf of the corporation, including the power to execute any evidence of indebtedness on behalf of the corporation; and the power to enter into contracts on behalf of the corporation.

12.  Number of Directors and Term of Office

Number of Directors and Term of Office. The number of directors will initially be not fewer then one and not more than five directors, and may be amended from time to time by the Board of Directors. Each director will hold office for one year, or until his successor is elected.

13.  Date and Time of Annual Meeting of the Board of Directors

Date and Time of Annual Meeting of the Board of Directors. The annual board of directors meeting will be held on the first Monday of May of every year at the corporate offices at 1100 o’clock a . m. This meeting is for the purpose of appointing officers and for transacting any other necessary business. If this day is a legal holiday, the meeting will be held on the next day.

14.  Special Meetings of the Board of Directors

Special Meetings of the Board of Directors. Special meetings of the board of directors may be called at any time and for any purpose.  These meetings may be called by either the president or the board of directors.  The request for a special meeting may be made in writing or by telephone or by email, and states the time, place, and purpose of the meeting.

15.  Place of Board of Directors Meetings

Place of Board of Directors Meetings. The board of directors has the power to designate the place for directors meetings.  If no place is designated, then the place for the meeting will be the principal office of the corporation.

16.  Notice of Board of Directors Meetings

Notice of Board of Directors Meetings. Written notice of board of directors meetings must be sent to each director.  The notice must be sent no less than twenty four hours before the date of the meeting.  The notice should be sent to the director’s address as shown in the corporate records.  The notice will include the place, date, and time of the meeting, and for special meetings, the purpose of the meeting.  When notices are sent, the secretary of the corporation must prepare an Affidavit of Mailing of Notices.  Directors may waive notice of meetings if done in writing, except that attendance at a meeting is considered a waiver of notice of the meeting.

17.  Board of Directors Quorum

Board of Directors Quorum. A quorum for directors meetings will be a majority of the directors.  Once a quorum is present, business may be conducted at the meeting, even if directors leave prior to adjournment.

18.  Board of Directors Voting

Board of Directors Voting. Each director will have one vote.  The vote of a majority of the directors will be sufficient to decide any matter, unless a greater number is required by the Articles of Incorporation or state law.  Adjournment shall be by majority vote.

19.  Board of Directors Consent Resolutions

Board of Directors Consent Resolutions. Any action that may be taken at a directors meeting may be taken instead without a meeting if a resolution is consented to, in writing, by all directors.

20.  Removal of Directors

Removal of Directors. A director may be removed from office, with or without cause, at a special meeting of the shareholders called for that purpose.

21.  Filling Directors Vacancies

Filling Directors Vacancies. A vacancy on the board of directors may be filled by majority vote of the remaining directors, even if technically less than a quorum.  A director elected to fill a remaining term will hold office until the next annual shareholders meeting.

22.  Salaries of Directors

Salaries of Directors. The salaries of the directors will be fixed by the board of directors and may be altered at any time by the board.  A director may receive a salary even if he or she receives a salary as an officer.

23.  Fiduciary Duty of Directors

Fiduciary Duty of Directors. Each director owes a fiduciary duty of good faith and reasonable care with regard to all actions taken on behalf of the corporation.  Each director must perform his or her duties in good faith in a manner that he or she reasonably believes to be in the best interests of the corporation, using ordinary care and prudence.

24.  Number of Officers

Number of Officers. The officers of the corporation will include a president, vice-president, treasurer, and secretary.  Any two or more offices may be held by the same person.

25.  Appointment and Terms of Officers

Appointment and Terms of Officers. The officers of the corporation will be appointed by the directors at the first meeting of the board of directors.  Each officer will hold office until death, resignation, or removal by the board of directors.

26. Removal of Officers

Removal of Officers. Any officer may be removed by the board of directors, with or without cause.  Appointment of an officer does not create any contract rights for the officer.

27.  Filling Officers Vacancies

Filling Officers Vacancies. A vacancy in any office for any reason may be filled by the board of directors for the unexpired term.

28.  Duties of the President

Duties of the President. The president is the principal executive officer of the corporation and is subject to control by the board of directors.  The president will supervise and control all of the business and activities of the corporation.  The president will preside at all shareholders and directors meetings, and perform any other duties as prescribed by the board of directors.

29.  Duties of the Vice-President

Duties of the Vice-President. If the president is absent, dies, or is incapacitated, the vice-president will perform the duties of the president.  When acting for the president, the vice-president will have all of the powers and authority of the president.  The vice-president will also perform any other duties as prescribed by the board of directors.

30.  Duties of the Secretary

Duties of the Secretary. The secretary will keep the minutes of all shareholders and directors meetings.  The secretary will provide notices of all meetings as required by the bylaws.  The secretary will be the custodian of the corporate records, corporate stock transfer book, and corporate seal.  The secretary will keep a list of the addresses of all shareholders, directors, and officers.  The secretary will sign, along with other officers, the corporation’s stock certificates.  The secretary will also perform any other duties as prescribed by the board of directors.

31.  Duties of the Treasurer

Duties of the Treasurer. The treasurer will be custodian of all corporate funds and securities.  The treasurer will receive and pay out funds that are receivable or payable to the corporation from any source.  The treasurer will deposit all corporate funds received into the corporate bank accounts as designated by the board of directors.  The treasurer will also perform any other duties as prescribed by the board of directors.

32.  Salaries of Officers

Salaries of Officers. The salaries of the officers will be fixed by the board of directors and may be altered at any time by the board.  An officer may receive a salary even if he or she receives a salary as a director.

33.  Stock Certificates

Stock Certificates. Certificates that represent shares of ownership in the corporation will be in the form designated by the board of directors.  Certificates will be signed by all officers of the corporation.  Certificates will be consecutively numbered.  The name and address of the person receiving the issued shares, the certificate number, the number of shares, and the date of issue will be recorded by the secretary of the corporation in the corporate stock transfer book.  Shares of the corporation’s stock may only be transferred on the stock transfer book of the corporation by the holder of the shares in whose name they were issued as shown on the stock transfer book, or by his or her legal representative.

34.  Financial Matters

Financial Matters. The board of directors will determine the accounting methods and fiscal year of the corporation.  All checks, drafts, or other methods for payment shall be signed by an officer determined by resolution of the board of directors.  All notes, mortgages, or other evidence of indebtedness shall be signed by an officer determined by resolution of the board of directors.  No money will be borrowed or loaned by the corporation unless authorized by a resolution of the board of directors.  No contracts will be entered into on behalf of the corporation unless authorized by a resolution of the board of directors.  No documents may be executed on behalf of the corporation unless authorized by a resolution of the board of directors.  A board of director’s resolution may be for specific instances or a general authorization.

35.  Loans to Officers or Directors

Loans to Officers or Directors. The corporation may not lend any money to an officer or director of the corporation unless the loan has been approved by a majority of the shares of all stock of the corporation, including those shares that do not have voting rights.

36.  Amendments to the Bylaws

Amendments to the Bylaws. These bylaws may be amended in any manner by majority vote of the board of directors at any annual or special meeting.  Any amendments by the board of directors are subject to approval by majority vote of the shareholders at any annual or special meeting.

37.  Indemnification

The Officers and Directors of this Corporation shall be entitled to indemnification for all judgments, losses, claims, damages  and expenses accruing against them and resulting from their current or prior serving as an Officer or Director of this Corporation, including the costs of defense of any such claim or action, to the fullest extent of Nevada Law.

Signatures

Dated: September  6, 2012

____________________

Signature of Secretary of Corporation

Adopted by the Board of Directors on September 6, 2012

____________________

Signature of Chairperson of Board